Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.4 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”) AND DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CODE OR OTHERWISE. THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE.

THIS ANNOUNCEMENT CONSTITUTES INSIDE INFORMATION AS STIPULATED UNDER THE MARKET ABUSE REGULATION (EU) NO. 596/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018. UPON THE PUBLICATION OF THIS ANNOUNCEMENT, THIS INSIDE INFORMATION IS NOW CONSIDERED TO BE IN THE PUBLIC DOMAIN.

80 Mile plc (“80 Mile” or “Company”)

Proposed Merger with Greenland Energy Company (“Greenland Energy”)

Summary

The boards of 80 Mile and Greenland Energy are pleased to announce that they have agreed indicative terms for a merger through an all-share acquisition of 80 Mile by Greenland Energy (the “Transaction”).

The consideration for the Transaction is expected to comprise:

0.01108 new Greenland Energy shares of common stock of $0.0001 par value (“Greenland Energy Shares”) for each existing and to be issued 80 Mile ordinary shares of 0.01p each (“80 Mile Shares”)

The Transaction values the existing issued share capital of 80 Mile at £61.48 million and each 80 Mile Share at approximately 1.1p based on the closing price of a Greenland Energy Share of $1.37 at close of business on 4 September 2026, being the last trading day prior to the date of this announcement, at the then prevailing exchange rate of US$1.35: £1.00.

The price of approximately 1.1p per 80 Mile Share represents a premium of:

●	42.86% to the prevailing mid-market price of an 80 Mile Share as at close of business on 3 September 2026 being the business day before indicative merger terms were agreed;

●	46.67% to the prevailing mid-market price of an 80 Mile Share as at close of business on 7 September 2026 being the last business day prior to the commencement of an offer period;

●	64.18% premium to the price at which the Company last placed new 80 Mile Shares with investors in July 2026.

Shareholders should note that there is no guarantee that any firm offer under the Code will be made for 80 Mile. Accordingly, shareholders are advised to take no action in this regard. Further announcements will be made as and when appropriate.

The announcement of any firm intention to make an offer under Rule 2.7 of the Code by Greenland Energy in relation to the Transaction remains subject, inter alia, to the following pre-conditions:

●	completion of satisfactory confirmatory due diligence on 80 Mile by Greenland Energy and its advisers;

●	the unanimous recommendation of the offer by the Independent Directors of 80 Mile (as defined below), such recommendation not being withdrawn or modified;

●	the costs to be incurred by 80 Mile and its directors in connection with the implementation of the offer being agreed with Greenland Energy;

●	finalisation and agreement of the “Firm intention to make an Offer” announcement under Rule 2.7 of the Code and related agreements;

●	formal approval of the definitive terms of any offer by the disinterested directors of Greenland Energy;

●	80 Mile not having undertaken any material transaction (including but not limited to distributions, acquisitions or disposals, material commercial agreements) since 7 September 2026.

Greenland Energy reserves the right to waive any of the above pre-conditions in whole or in part.

For 80 Mile any Transaction would be subject, inter alia. to completion of satisfactory confirmatory reverse due diligence on Greenland Energy by 80 Mile and its advisers. 80 Mile reserves the right to waive this pre-condition in whole or in part.

Independent Directors of 80 Mile

The current directors of 80 Mile comprise Mike Hutchinson, Roderick McIllree and Ingo Hofmaier. Mike Hutchinson and Ingo Hofmaier are considered independent directors for the purposes of the Code (the “Independent Directors”). Roderick McIllree is a shareholder of 80 Mile and a director of and shareholder in Greenland Energy and, as a consequence, has recused himself and had no participation in the deliberations of either board.

Information on Greenland Energy

Greenland Energy is a U.S. Nasdaq listed energy exploration company focused on the exploration and development of the Jameson Land Basin in East Greenland, one of the world’s largest undrilled onshore hydrocarbon basins. Greenland Energy has rights to earn up to a 70% working interest in approximately 2.1 million acres across the Jameson Land Basin by funding the first two exploration wells. Independent engineering work has identified gross, unrisked prospective recoverable resources of approximately 13 billion barrels of oil across the basin. Greenland Energy raised approximately US$70 million in gross proceeds through its April 2026 public offering and, as at 30 June 2026, reported approximately US$37.4 million of cash and cash equivalents, US$67.6 million of total assets and US$1.4 million of total liabilities. Its common stock trades on Nasdaq under the ticker GLND and its warrants under GLNDW; at the close of trading on 4 September 2026, being the last trading day prior to the date of this announcement, Greenland Energy had a market capitalisation of approximately US$60 million.

Information on 80 Mile

80 Mile is a London-listed exploration and development company focused on energy, critical minerals and industrial gas projects, principally in Greenland, with additional operations in Finland and Italy. The company’s portfolio includes the Jameson Land Basin Project in East Greenland, which covers 8,429km2 across three licences in East Greenland and represents one of the world’s largest remaining untapped gas and liquids-rich basins. An independent 2025 assessment by Sproule ERCE estimated the basin contains 13.03 billion barrels (P10) of recoverable oil. The Disko-Nuussuaq Project located in West Greenland, covering a district-scale 3,020km2 area is a large-scale copper, nickel, cobalt and platinum group metals exploration project. The project features multiple walk-up drill targets and which includes seven large, high-priority geophysical anomalies and the Dundas Ilmenite Project located on Greenland’s northwest coast. Dundas has a JORC-compliant Mineral Resource of 117 million tonnes at 6.1% ilmenite, with further upside highlighted by a late-2024 maiden exploration target of up to 540 million tonnes of additional ilmenite-bearing material. Through its investment in Greenswitch in Italy, 80 Mile has also expanded into industrial gases, biofuels and biodiesel, providing exposure to both traditional and energy-transition commodities. 80 Mile pursues a strategy of advancing and monetising resource assets in stable, Tier 1 jurisdictions through a combination of exploration, development and strategic partnerships.

Strategic Rationale

Greenland Energy and 80 Mile are existing joint venture partners in the Jameson Land Basin project in Greenland. The proposed merger would consolidate 100% ownership of those licences in a single Nasdaq-listed vehicle and also bring together 80 Mile’s remaining portfolio with Greenland Energy’s capital markets access and development capability, creating a diversified energy and critical minerals company.

The Company’s operations require sustained capital investment before they become financially self-sustaining and reach their full potential. Greenland Energy brings a significantly stronger financial position, including USD 37.4 million in cash and cash equivalents as of 30 June 2026, a stronger shareholder register and access to lower-cost financing and more funding, likely enabling the combined entity to fund working capital, business development, and growth projects on materially better terms than 80 Mile could achieve on a standalone basis. This financial strength ensures that the Company’s high-quality assets are less constrained by capital availability, volatility in equity capital markets, and can be advanced at the pace the geology and market opportunity deserve.

The proposed Transaction will streamline each company’s operating footprint by reducing duplicative corporate functions, consolidating overlapping regional infrastructure, and by creating a single, more efficient operating model. By integrating 80 Mile’s assets into Greenland Energy’s existing operational framework, the combined group will benefit from simplified reporting lines, consolidated expertise, and a leaner corporate structure — allowing management to focus more resources on the assets themselves rather than the administrative complexity of managing a joint venture.

Because the proposed transaction is structured as an all-share exchange, the Company’s shareholders are not being asked to give up their exposure to the existing business — they would be asked to hold it in a stronger form and shares in an enlarged U.S. listed business.

The board of Greenland Energy has no current intention to make significant changes to the operations of 80 Mile and recognises the importance of protecting the employment rights and interests of the employees of 80 Mile and its subsidiaries in connection with the Transaction.

Acquisition of 80 Mile Shares by Greenland Energy

Between and including 25 August 2026 and 3 September 2026 Greenland Energy purchased a total of 246,765,352 80 Mile Shares at prices between 0.53p and 0.82p per 80 Mile Share and the weighted average price was 0.73p per 80 Mile Share. During the same period the price of an 80 Mile Share increased from a closing mid-market price of 0.54p to 0.77p per 80 Mile Share. As at 8 September 2026 Greenland Energy is interested in 246,765,352 80 Mile Shares representing 4.42% of 80 Miles existing issued share capital.

As a consequence of these dealings under Rule 6.1 (a) of the Code any offer by Greenland Energy for 80 Mile, save with the consent of the Panel, must be on no less favourable terms than the highest price paid in the last 3 months being 0.82p.

New Greenland Energy Warrants

It is the current intention of the Greenland Energy directors to issue warrants to subscribe for Greenland Energy Shares at a price of $1.50 per Greenland Energy Share to existing Greenland Energy shareholders (on a record date to be determined) following the successful completion of an offer for 80 Mile by Greenland Energy, if made. The warrants would be issued on the basis of up to one warrant for each existing Greenland Energy Share. For the avoidance of doubt, existing shareholders of 80 Mile would not be eligible to receive the aforementioned warrants.

Important Takeover Code Notes

There can be no certainty that any firm offer will be made nor as to the final terms of such offer, even if the pre-conditions referred to above are satisfied or waived. Accordingly, shareholders are advised to take no action in this regard. Further announcements will be made as and when appropriate.

In accordance with Rule 2.4(c) of the Code, Greenland Energy will be required, pursuant to Rule 2.6(a) of the Code, by no later than 5.00 p.m. on 6 October 2026, either to announce a firm intention to make an offer for 80 Mile, under Rule 2.7 of the Code, or announce that it does not intend to make an offer for 80 Mile, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. The deadline can only be extended with the consent of the Panel on Takeovers and Mergers (the “Panel”) in accordance with Rule 2.6(c) of the Code.

This announcement has been made with the approval of Greenland Energy.

Pursuant to Rule 2.5 of the Code, Greenland Energy reserves the right to introduce other forms of consideration and/or vary the mix or composition of consideration of any offer and vary the transaction structure. Greenland Energy also reserves the right to amend the terms of any offer (including making the offer at a lower value (but for the avoidance of doubt on no less favourable terms than as required by Rule 6 of the Code, save with the consent of the Panel):

a)	with the recommendation or consent of the 80 Mile board;

b)	if 80 Mile announces, declares or pays any dividend or any other distribution or return of value to shareholders after the date of this announcement, in which case Greenland Energy reserves the right to make an equivalent reduction to the terms of its proposal;

c)	following the announcement by 80 Mile of a Rule 9 waiver pursuant to the Code; or

d)	if a third party announces a firm intention to make an offer for 80 Mile.

Larry Swets, Executive Chairman of Greenland Energy commented: “This proposed transaction is fundamentally about Greenland and what we believe can be built there for the long term, Greenland possesses extraordinary natural resources, but realizing their potential requires access to capital, infrastructure, technical expertise and patient investment. By bringing these companies and assets together, we believe we can create a stronger platform capable of investing in Greenland, creating opportunities for Greenlanders and responsibly developing projects that can contribute to Greenland’s long-term economic growth and greater economic self-determination.

Greenland should be a direct beneficiary of the responsible development of Greenland’s resources. We see the proposed combination as an opportunity to build something larger than either company could build independently — a company with the financial resources and breadth of assets to invest for the long term, create employment and skills, work with Greenlandic businesses and communities, and help turn Greenland’s natural-resource potential into sustainable economic opportunity.

Our ambition is straightforward: to build a great company in Greenland, with Greenland and for Greenland.”

A further announcement will be made as and when appropriate.

Enquiries:

Ingo Hofmaier	80 Mile plc	enquiry@80mile.com
Ewan Leggat / Caroline Rowe / Devik Mehta	SP Angel Corporate Finance LLP (Rule 3 Adviser, Nominated Adviser and Joint Broker)	+44 (0) 20 3470 0470
Hassan Baqar	Greenland Energy Company	+1 847-791-6817
Megan Ray / Said Izagaren	BlytheRay (Media Contact)	+44 (0) 20 7138 3204 80mile@blytheray.com

Sources and bases of information

In this announcement, unless otherwise stated or the context requires otherwise, the following bases and sources have been used:

1.	All references to 80 Mile Shares are to Ordinary Shares of 0.01p each in the capital of 80 Mile.

2.	The issued share capital of 80 Mile in issue is 5,588,657,935 and no further shares will be issued.

3.	All references to Greenland Energy Shares are to shares of common stock of $0.0001 par value per share of Greenland Energy.

Important notices

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to this announcement or otherwise. Any offer, if made, will be made solely by certain offer documentation which will contain the full terms and conditions of any offer, including details of how it may be accepted. The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the availability of any offer to shareholders of 80 Mile who are not resident in the United Kingdom may be affected by the laws of relevant jurisdictions. Therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or shareholders of 80 Mile who are not resident in the United Kingdom will need to inform themselves about, and observe any applicable requirements.

SP Angel Corporate Finance LLP (“SP Angel”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as Rule 3 Adviser, Nominated Adviser and Joint Broker exclusively for 80 Mile and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than 80 Mile for providing the protections afforded to clients of SP Angel, nor for providing advice in relation to any matter referred to herein.

Website publication

In accordance with Rule 26.1 of the Code a copy of this announcement will be available (subject to certain restrictions relating to persons resident in restricted jurisdictions) at www.80mile.com by no later than 12 noon (London time) on the business day following the date of this announcement. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

Rule 2.9 information

In accordance with Rule 2.9 of the Code

1)	Greenland Energy confirms that as at the date of this announcement, it has in issue 43,730,194 Greenland Energy Shares with no shares held in treasury. Greenland Energy expects to issue additional 85,000 Greenland Energy Shares under current commitments. The International Securities Identification Number (ISIN) of the Greenland Energy Shares is US70580B1061.

2)	80 Mile confirms that as at the date of this announcement, it has in issue 5,588,657,935 80 Mile Shares, with no ordinary shares of the Company held in treasury. The International Securities Identification Number (ISIN) of the ordinary shares is GB00BFD3VF20 and the Legal Entity Identifier (LEI) is 213800E9AEFEHFLOVJ19.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position disclosure or a dealing disclosure.

Rule 2.4 information

In accordance with Rule 2.4(c)(iii) of the Code, Greenland Energy confirms that it has acquired 246,765,352 80 Mile Shares for cash at a maximum price of 0.82 pence and is therefore required, save with the consent Panel, to make an offer (if made) on no less favourable terms for 80 Mile. Greenland Energy is not aware of any dealings that would require it to offer a particular form, of consideration under Rule 11 of the Code. However, prior to this announcement it has not been practicable for Greenland Energy to make enquiries of all persons acting in concert with it to determine whether any dealings in 80 Mile Shares by such persons give rise to a requirement under Rule 6 or Rule 11 of the Code for Greenland Energy, if it were to make an offer, to offer any minimum level, or particular form, of consideration. Any such details shall be announced as soon as practicable and in any event by no later than the deadline for Greenland Energy’s Opening Position Disclosure.

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains “forward-looking” statements concerning future events. All statements other than statements of historical fact or relating to present facts or current conditions are forward looking statements, including all statements related to the potential terms and effects of the potential Transaction and any statements regarding guidance and statements of a general economic or industry-specific nature.

These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. These statements are based on assumptions and assessments made by Greenland Energy and 80 Mile in light of their discussions to date and their perception of historical trends, current conditions, future developments and other factors they believe appropriate, and therefore are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from those expressed or implied by those forward-looking statements.

Forward-looking statements often use forward-looking or conditional words such as “anticipate”, “target”, “expect”, “forecast”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “will”, “continue”, “may”, “can”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) the potential terms of the Transaction; (ii) the potential impacts of the Transaction; (iii) the outcomes of due diligence and ongoing negotiations and whether a firm offer will be made or the parties are otherwise able to reach binding agreement on terms; (iv) the ability of the parties to satisfy (or waive) conditions to the consummation of the potential Transaction; (v) adverse effects on the market price of Greenland Energy’s or 80 Mile’s respective stock prices or operating results as a result of the announcement of the potential Transaction or failure to agree to binding terms or to otherwise consummate the potential Transaction; (vi) the effect of the announcement or of the potential Transaction on Greenland Energy’s or 80 Mile’s business relationships, operating results and businesses generally; (vii) future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, losses and future prospects; and (viii) business and management strategies and the expansion and growth of the operations of the combined group (if the Transaction completed). There are many factors which could cause actual results to differ materially from those expressed or implied in forward looking statements. Among such factors are changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals.

These forward-looking statements are not guarantees of future outcomes or performance and are based on numerous assumptions. By their nature, these forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. No assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. All subsequent oral or written forward-looking statements attributable to Greenland Energy or 80 Mile or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither Greenland Energy nor 80 Mile undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

No profit forecasts

Nothing in this announcement is intended, or is to be construed, as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for Greenland Energy for the current or future financial years would necessarily match or be an improvement on the historical published earnings or earnings per share for Greenland Energy.